EXHIBIT 99

[Unizan Financial Corp. Logo]

N E W S   R E L E A S E

FOR IMMEDIATE RELEASE	Investor Contact: James J. Pennetti

Unizan Financial Corp.

Executive Vice President and Chief Financial Officer

Telephone: 330.438.1118

Toll Free: 1.866.235.7203

E-mail address: jpennetti@unizan.com

Media Contact: Sandy K. Upperman

Unizan Financial Corp.

Vice President, Corporate Communications

Telephone: 330.438.4858

E-mail address: supperman@unizan.com

UNIZAN FINANCIAL CORP. TO HOLD

FIRST QUARTER 2003 FINANCIAL RESULTS CONFERENCE CALL

Canton, Ohio, April 10, 2003 – Unizan Financial Corp. (NASDAQ: UNIZ), will release first quarter 2003 financial results on Monday, April 21, 2003 before trading begins on Nasdaq. Additionally, executive management of the company will discuss the results during a conference call scheduled to begin at 1:00 p.m. (ET) that day.

The conference call will last approximately one hour. Participants should plan to call in 15 minutes prior to the session. Details of the call are as follows:

Conference call participation:
Date:	Monday, April 21, 2003
Time:	1:00 p.m. (ET)
Conference call dial in:	877.388.1596
International dial in:	706.634.5143
Conference call code:	9469826

Replay participation:
Call replay:	800.642.1687
International replay:	706.645.9291
Call replay code:	9469826
Begins:	2:00 p.m. (ET), April 21, 2003
Ends:	5:00 p.m. (ET), April 28, 2003

Access will also be available live from the Unizan Financial Corp. Web site at www.unizan.com. The replay can also be accessed on the site for up to one year after the call. Detailed financial information regarding Unizan Financial Corp.’s first quarter financial results will also be available on the company’s Web site.

Unizan Financial Corp., a $2.7 billion holding company, is a premier financial services organization headquartered in Canton, Ohio. The company operates 45 full-service retail financial centers in five metropolitan markets in Ohio – Canton, Columbus, Dayton, Newark and Zanesville. Additionally, through Unizan Financial Corp.’s subsidiaries, Unizan Bank, National Association; Unizan Financial Services Group, National Association; Unizan Banc Financial Services, Inc.; and Unizan Financial Advisors, Inc., the company offers its client base corporate and retail banking, wealth management products and services, Internet banking and niche businesses in government guaranteed loan programs and aircraft lending. For more information on Unizan Financial Corp. and its subsidiaries, visit the company on the Web at www.unizan.com.